Exhibit 23.2


                         Form 10-KSB/A December 31, 2004
                         Consent of Experts and Counsel

                       Consent of Ronald R. Chadwick, PC.



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



     I have issued my report dated April 11, 2005 relating to the financial statements of Arete Industries, Inc. for the year ended December 31, 2004, which appears in the annual report on Form 10-KSB/A for year ended December 31, 2004. I consent to the incorporation by reference in this Report on Form 10-KSB/A for the fiscal year ended December 31, 2004, and consent to it being incorporated by reference into two certain '33 Act Registration Statements filed by Arete Industries, Inc., as registrant on Form S-8 filed on May 5, 2004, and January 6, 2005, of the aforementioned report.


Date:  February 28, 2006            By:  /s/ Ronald R. Chadwick PC.
       -----------------                 ---------------------------
                                         Ronald R. Chadwick
                                         2851 South Parker Road
                                         Suite 720
                                         Aurora, Colorado  80014